                                                             EXHIBIT NO. 99.9(b)

                              LEGAL OPINION CONSENT
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I consent to the incorporation by reference in this Post-Effective Amendment No. 19 to the Registration Statement (File Nos. 33-68310 and 811-7992) (the "Registration Statement") of MFS(R) Series Trust XI (the "Trust"), of my opinion dated May 9, 2001, appearing in Post-Effective Amendment No. 15 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on May 11, 2001.


                                    JAMES R. BORDEWICK, JR.
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                                    James R. Bordewick, Jr.
                                    Assistant Clerk and Assistant Secretary

Boston, Massachusetts
January 24, 2003